EXHIBIT 99.1

United-Guardian Announces Higher Semi-Annual Cash Dividend

HAUPPAUGE, N.Y., May 18, 2009 (GLOBE NEWSWIRE) -- United-Guardian, Inc. (Nasdaq:UG) announced today that its Board of Directors, at its meeting on May 13, 2009, declared a semi-annual cash dividend of $0.28 per share, which will be paid on June 15, 2009 to all stockholders of record as of the close of business on June 1, 2009, and which represents a 3.7% increase over the $0.27 per share that was paid in the first half of 2008.

Ken Globus, President of United-Guardian, stated, "Despite the uncertain economic times, our Board of Directors believes that the company's strong sales for the first four months of this year, along with our strong financial condition, justifies the payment of this semi-annual dividend. This is now the 14th consecutive year that the company has paid a dividend, and we are hopeful that we will be able to continue doing so despite the weak economy."

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

CONTACT:  United-Guardian
          Public Relations
          Robert S. Rubinger
          (631) 273-0900